UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Report): July 14, 2014

Environmental Science and Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-54758	45-5529607
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4 Wilder Drive #7
Plaistow, NH 03865
(Address of principal Executive Offices)

(603) 378-0809
(Issuer telephone number)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

SECTION 3 – Securities and Trading Markets

Item 3.02

Unregistered Sales of Equity Securities

On July 14, 2014, the Registrant and its CEO, Michael R. Rosa, have entered into an agreement with Mark Shefts, as follows:

(1)

Mr. Shefts will: (i) provide management advisory services to the Registrant for a period of one year, for $1000 per month, (ii) make a $125,000 equity investment into the Registrant,  in exchange for 10 million shares of the Registrant’s common stock, (iii) extend the maturity date of his convertible promissory note in the principal amount of $100,000 until July 15, 2015 and make the note non-interest bearing, and (iv) have the option of becoming CEO and a member of the board of the Company;

(2)

the Registrant will issue to Mr. Shefts or his designee 10 million shares of the Registrant’s common stock, in exchange for $125,000;

(3)

Mr. Shefts and the Registrant’s CEO will endeavor for a specified of time to appoint a mutually agreeable person to act as a director of the Company. In the event that Mr. Shefts and the Registrant’s CEO are unable to agree on a third director, Mr. Shefts would have the right to appoint the third director; and

(4)

Michael R Rosa, the CEO of the Registrant, will surrender approximately 6,750,000 shares of the Registrant’s common stock to the treasury, to be restored to the status of authorized but unissued shares

The Agreement also provides that if the Board of Directors should at any time determine to discontinue the business operations of the Registrant, then, subject to compliance with applicable laws, the registrant will transfer to Michael R. Rosa the Registrant’s discontinued operating businesses, in exchange for his surrendering to the Registrant all shares of common stock of the Registrant owned or controlled by him.

In connection with the foregoing transaction, the Registrant, on July 14, 2014, sold to Mark Shefts (an accredited investor) 10,000,000 shares of its common stock, for aggregate consideration of $125,000 (a per-share price of $.0125).

The Registrant believes that the foregoing transaction was exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a single purchaser, who the Registrant believes was  an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Effective July14, 2014, Michael G. Faris resigned as Chief Financial Officer, Chief Operating Officer and Director of the Registrant.  He also resigned from all offices he held with the Registrant’s subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Environmental Science and Technologies, Inc.

By: /s/ Michael R. Rosa

Name: Michael R. Rosa

Title: Chief Executive Officer

Dated: July 18, 2014

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